Exhibit 99

CERTIFICATION OF CHIEF FINANCIAL OFFICER

     Pursuant to Section 906 of the Sarbanes-Oxley Act 2002 (18 U.S.C. 1350), the undersigned, Mark Viner, Chief Financial Officer of Dreams, Inc. (the “Company”) has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002 (the “Report”).

     The undersigned certifies that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

     IN WITNESS WHEREOF, the undersigned has executed this certification as of the 14th day of November, 2002.

DREAMS, INC.

/s/ Mark Viner

Name: Mark Viner Title: Chief Financial Officer

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

     Pursuant to Section 906 of the Sarbanes-Oxley Act 2002 (18 U.S.C. 1350), the undersigned, Ross Tannenbaum, Chief Executive Officer of Dreams, Inc. (the “Company”) has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002 (the “Report”).

     The undersigned certifies that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

     IN WITNESS WHEREOF, the undersigned has executed this certification as of the 14th day of November, 2002.

DREAMS, INC.

/s/ Ross Tannenbaum

Name: Ross Tannenbaum Title: Chief Executive Officer